===============================================================================


                            STOCK PURCHASE AGREEMENT


                           dated as of October 3, 1997


                                      among


                          BMJ MEDICAL MANAGEMENT, INC.,


                      THE STOCKHOLDERS LISTED ON EXHIBIT A


                                       and


                          VALLEY SPORTS SURGEONS, INC.


================================================================================

                            STOCK PURCHASE AGREEMENT


                                TABLE OF CONTENTS


                                                                       Page
                                                                       ----

 ARTICLE I               PURCHASE AND SALE OF SHARES..................  1
       1.1.              Transfer of Shares...........................  1
       1.2.              Purchase Price; Exchange of Capital Stock....  2
       1.3.              Delivery of Shares...........................  2

 ARTICLE II              THE CLOSING..................................  2

 ARTICLE III             REPRESENTATIONS AND WARRANTIES...............  2
       3.1.              Representations and Warranties of the Company
                         and the Stockholders.........................  2
             (a)         Organization, Good Standing, Qualification
                         and Power....................................  3
             (b)         Equity Investments...........................  3
             (c)         Authority....................................  3
             (d)         Capital Structure of the Company.............  4
             (e)         Financial Information........................  4
             (f)         Absence of Undisclosed Liabilities...........  4
             (g)         Absence of Changes...........................  5
             (h)         Tax Matters..................................  7
             (i)         Litigation, Etc..............................  8
             (j)         Compliance with Laws.........................  8
             (k)         Accounts Receivable; Accounts Payable........  8
             (l)         Labor Relations; Employees...................  9
             (m)         Employee Benefit Plans.......................  9
             (n)         Insurance.................................... 10
             (o)         Real Property................................ 10
             (p)         Agreements, No Defaults, Etc................. 10
             (q)         Brokers...................................... 12
             (r)         Burdensome Restrictions...................... 12
             (s)         Disclosure................................... 12
       3.2.              Representations and Warranties of the
                         Stockholders................................. 12
             (a)         Authority, Enforceability, No Violation,
                         Etc.......................................... 12
             (b)         Record Ownership............................. 13
             (c)         FIRPTA Affidavit............................. 13
             (d)         Brokers...................................... 13
       3.3.              Representations and Warranties of the Buyer.. 14
             (a)         Authority, Enforceability, No Violation,
                         Etc.......................................... 14
             (b)         Organization, Good Standing and Power........ 14

             (c)         Capitalization............................... 14
             (d)         Financial Information........................ 15
             (e)         Absence of Undisclosed Liabilities........... 15
             (f)         Absence of Changes........................... 15
             (g)         Litigation, Etc.............................. 16
             (h)         Compliance; Governmental Authorizations...... 17

                                                                       Page
                                                                       ----

             (i)         Employees.................................... 17
             (j)         Insurance.................................... 17
             (k)         Burdensome Restrictions...................... 17
             (l)         Disclosure................................... 17
             (m)         Brokers...................................... 17

 ARTICLE IV              CONDITIONS OF CLOSING........................ 18
       4.1.              Conditions to Obligation of the Buyer........ 18
             (a)         Authorization................................ 18
             (b)         Performance of Obligations................... 18
             (c)         Representations and Warranties............... 18
             (d)         No Litigation or Legislation................. 18
             (e)         Consents..................................... 18
             (f)         Stockholder Certificates..................... 18
             (g)         Amendment of Articles........................ 19
             (h)         Absence of Changes........................... 19
             (i)         Restricted Stock Agreement................... 19
             (j)         Stockholder Non-Competition Agreement........ 19
             (k)         Opinion of Counsel to the Company............ 19
             (l)         Due Diligence................................ 19
             (m)         Company Liabilities.......................... 19
       4.2.              Conditions to Obligation of the Stockholders. 19
             (a)         Authorization................................ 19
             (b)         Performance of Obligations of the Buyer...... 20
             (c)         Amendment of Management Services Agreement... 20
             (d)         Restricted Stock Agreement................... 20

 ARTICLE V               INDEMNIFICATION.............................. 20
       5.1.              Definitions.................................. 20
       5.2.              Indemnification by the Stockholders.......... 21
       5.3.              Indemnification by Buyer..................... 23
       5.4.              Notice and Defense of Third Party Claims..... 23
       5.5.              Remedies Cumulative; Right of Set-Off........ 25
       5.6.              Survival of Representations and Warranties,
                         Etc.......................................... 25

 ARTICLE VI              MISCELLANEOUS................................ 26
       6.1.              Expenses..................................... 26
       6.2.              Purchase Price Adjustment.................... 26

       6.3.              Entire Agreement; Amendment.................. 26
       6.4.              Severability................................. 26
       6.5.              Descriptive Headings; Number and Gender...... 27
       6.6.              Public Announcements......................... 27
       6.7.              Notices...................................... 27
       6.8.              Counterparts................................. 28
       6.9.              Governing Law................................ 28
       6.10.             Benefits of Agreement........................ 28

EXHIBITS

EXHIBIT A   -     Restricted Stock Agreement
EXHIBIT B   -     Stockholder Non-Competitor Agreement
EXHIBIT C   -     Opinion of Counsel to the Company and the
                  Stockholders
EXHIBIT D   -     Amendment to Management Services Agreement

                                    SCHEDULES

I           -     Stockholders; Record Ownership; Share Exchange
II          -     Company Liabilities
3.1(a)      -     Other Business
3.1(e)      -     Company Financial Statements
3.1(f)      -     Company Undisclosed Liabilities
3.1(g)      -     Company Changes
3.1(h)      -     Tax Matters
3.1(i)      -     Company Litigation
3.1(k)      -     Accounts Receivable; Accounts Payable
3.1(l)      -     Company Employees
3.1(m)      -     Employee Benefit Plans
3.1(n)      -     Insurance
3.1(o)      -     Real Property
3.1(p)      -     Company Restrictions
3.1(q)      -     Disclosure
3.2(a)      -     Stockholder Consents
3.3(a)      -     Buyer Consents
3.3(d)      -     Buyer Financial Statements
3.3(e)      -     Buyer Undisclosed Liabilities
3.3(f)      -     Buyer Changes
3.3(g)      -     Buyer Litigation
3.3(i)      -     Buyer Employees
3.3(k)      -     Buyer Restrictions

                                   DEFINITIONS


     The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

Additional Purchase Price..................................................6.2
Affiliate..............................................................5.1.(a)
Buyer.................................................................Preamble
Buyer Balance Sheet.....................................................3.3(d)
Buyer Balance Sheet Date...............................................3.3.(d)
Buyer Common Stock.........................................................1.2
Buyer Group............................................................5.1.(h)
Buyer Unaudited Financial Statements....................................3.3(d)
Closing............................................................ Article II
Closing Date........................................................Article II
Company...............................................................Preamble
Company Balance Sheet..................................................3.1.(e)
Company Balance Sheet Date.............................................3.1.(e)
Company Common Stock..................................................Preamble
Company Unaudited Financial Statements.................................3.1.(e)
Contract................................................................3.1(p)
Determination Date.........................................................6.2
Employee benefit plan...............................................3.1.(m)(i)
Employee Plans......................................................3.1.(m)(i)
Employees..............................................................3.1.(l)
Encumbrances...........................................................1.1.(a)
ERISA...............................................................3.1.(m)(i)
Formation Documents....................................................3.1.(a)
GAAP...................................................................3.1.(e)
Indemnified Persons....................................................5.1.(d)
Indemnifying Persons...................................................5.1.(e)
Key Employee.......................................................3.1.(g)(xi)
Losses.................................................................5.1.(f)
Management Business...................................................Preamble
Management Services Agreement ........................................Preamble
Medical Group.........................................................Preamble
Per Share Deficiency Amount................................................6.2
Person.................................................................5.1.(g)
Purchase Price.............................................................1.2
Real Property..........................................................3.1.(o)
Returns.............................................................3.1.(h)(i)
Set-Off Cap................................................................5.5
Shares................................................................Preamble
Stockholder...........................................................Preamble
Stockholders..........................................................Preamble
Stockholder Group......................................................5.1.(i)
Subject Business......................................................Preamble
Survival Date..............................................................5.6
Tax................................................................3.1.(h)(iv)

Taxes..............................................................3.1.(h)(iv)
Transaction Documents..................................................3.1.(a)
Transferee.........................................................3.1.(h)(iv)

                                                        STOCK PURCHASE AGREEMENT
                                             dated as of October 3, 1997, among
                                             BONE, MUSCLE AND JOINT, INC., a
                                             Delaware corporation (the "Buyer"),
                                             the STOCKHOLDERS listed on Schedule
                                             I hereto and executing a
                                             counterpart signature page hereto
                                             (each, a "Stockholder" and
                                             collectively, the "Stockholders"),
                                             and VALLEY SPORTS SURGEONS, INC., a
                                             Pennsylvania corporation (the
                                             "Company").

     The Company is a physician practice management company (the "Subject Business") operating in the Commonwealth of Pennsylvania which was formed by the Stockholders to manage the non-medical aspects of the medical practice conducted by the Stockholders through Valley Sports & Arthritis Surgeons, a Pennsylvania professional corporation (the "Medical Group"). In connection therewith, effective September 1, 1997, the Company entered into a Management Services Agreement with the Medical Group (the "Management Services Agreement"), pursuant to which the Company provides non-medical management services to the Medical Group in return for a management fee.

     The Buyer is also a physician practice management company (the "Management Business"), which is seeking to expand its market in Lehigh County, Pennsylvania. Accordingly, the Buyer desires to purchase from the Stockholders, and the Stockholders desire to sell to the Buyer, all of the issued and outstanding shares (collectively, the "Shares") of common stock, $.01 par value (the "Company Common Stock"), of the Company, on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES


     1.1. Transfer of Shares. (a) On the terms and subject to the conditions of this Agreement, at the Closing, each Stockholder shall sell, transfer, convey and assign to the Buyer, and the Buyer shall purchase and acquire from such Stockholder, all of the Shares owned by such Stockholder, the number of which is set forth on Schedule I attached hereto opposite the name of such Stockholder, free and clear of all Encumbrances. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     1.2. Purchase Price; Exchange of Capital Stock. In exchange for the Shares of Company Common Stock being purchased by the Buyer, the Buyer shall, upon the execution and delivery of a Restricted Stock Agreement by each Stockholder, issue and deliver to the Stockholders certificates representing an aggregate of 503,250 shares (the "Purchase Price") of common stock, $.001 par value (the "Buyer Common Stock"), of the Buyer, or 1,667.50 shares of Buyer Common Stock per share of Company Common Stock. The stock certificates shall be registered in the names of the respective Stockholders evidencing that number of shares to which each such Stockholder is entitled, which number is set forth opposite the name of such Stockholder on Schedule I attached hereto.

     1.3. Delivery of Shares. At the Closing, in consideration of the Buyer's delivery of the Purchase Price, (a) each Stockholder shall deliver to the Company a certificate or certificates representing the Shares owned by such Stockholder as set forth on Schedule I, duly endorsed in blank for transfer or accompanied by undated stock powers duly executed in blank, sufficient in form and substance to convey to the Buyer good title to all of the Shares, free and clear of all Encumbrances and (b) the Company shall deliver to the Buyer a certificate registered in the name of the Buyer, representing all of the Shares.


                                   ARTICLE II

                                  THE CLOSING

     The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on the date hereof (the "Closing Date") at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, 41st Floor, New York, New York 10112, simultaneously with the execution and delivery of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of the Company and the Stockholders. The Company and the Stockholders hereby jointly and severally represent and warrant to the Buyer as follows:

          (a) Organization, Good Standing, Qualification and Power. The Company is a business corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement and the other agreements contemplated hereby (collectively, the "Transaction Documents"), and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except as set forth on
     Schedule 3.1(a), the Company has never engaged in any business other than the Subject Business. The Company has delivered to the Buyer true and correct copies of its articles of incorporation and bylaws (collectively, the "Formation Documents"), each as in effect on the date hereof.

          (b) Equity Investments. The Company currently has no subsidiaries, nor does the Company currently own, any capital stock or other proprietary interest, directly or indirectly, in any Person.

          (c) Authority. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and the Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of this Agreement or any Transaction Document by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the Formation Documents of the Company, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Company is a party or by which any of their respective properties or assets may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof) or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Company, the Subject Business or any of the Company's properties or assets. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Company of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

          (d) Capital Structure of the Company. The authorized capital stock of the Company consists of 300 shares of Common Stock, all of which shares have been issued and are outstanding. The Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and constitute all of the issued and outstanding shares of capital stock of the Company. All of the Shares were issued in compliance with all applicable Federal and state securities laws, rules and regulations. No shares of capital stock are held by the Company in its treasury. Except for the Shares, there are no shares of capital stock or other securities of the Company issued and outstanding, no options, warrants, rights (including, without limitation, stock appreciation rights and/or preemptive rights), calls, agreements, convertible securities or other commitments or rights to purchase or acquire any unissued or treasury stock or other securities of the Company, and no other securities of the Company are reserved for issuance for any purpose. There are no contracts, commitments, agreements, understandings, arrangements or restrictions of any nature to which any Stockholder or the Company is a party or by which any Stockholder or the Company is bound or subject relating to any shares of capital stock or other securities of the Company, whether or not outstanding.

          (e) Financial Information. Schedule 3.1(e) contains (i) the unaudited statements of assets, liabilities and stockholders' equity of the Company at August 31, 1997 (the "Company Balance Sheet"; and the date thereof being referred to as the "Company Balance Sheet Date"), and the related unaudited statements of revenue and expenses for the periods then ended (including the notes thereto and other financial information included therein) (collectively, the "Company Unaudited Financial Statements"), and (ii) the compiled financial statements of the Subject Medical Business for the periods ended December 31, 1996, December 31, 1995, and December 31, 1994 (the "Company Review Financial Statements"). The Company Unaudited Financial Statements and the Company Review Financial Statements (i) are true, complete and correct, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, (iii) were prepared in accordance with the books and records of the Company and (iv) fairly present the financial position of the Company and the Subject Business as of the dates thereof.

          (f) Absence of Undisclosed Liabilities. Except as set forth on
     Schedule 3.1(f), as of the Company Balance Sheet Date, (i) neither the Company nor the Subject Business had any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Company Balance Sheet, (ii) all liability reserves established by the Company on the Company Balance Sheet were adequate and
     (iii) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for or disclosed on the Company Balance Sheet.

          (g) Absence of Changes. Except as set forth on Schedule 3.1(g), since the Company Balance Sheet Date, the Company and the Subject Business have been operated in the ordinary course and consistent with past practice and there has not been:

               (i) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Company or the Subject Business;

               (ii) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Company or the Subject Business;

               (iii) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Company or the Subject Business other than such items created or incurred in the ordinary course of the Company or the Subject Business and consistent with past practice;

               (iv) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Company or the Subject Business outside the ordinary course of the Company or the Subject Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

               (v) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Company or the Subject Business except in the ordinary course of the Company or the Subject Business and consistent with past practice;

               (vi) any write-off as uncollectible of any accounts receivable in connection with the Company or the Subject Business or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

               (vii) except for all normal contractual adjustments from third party payors, any account receivable in connection with the Company or the Subject Business in an amount greater than $10,000 which (A) has become delinquent in its payment by more than 90 days, (B) has had asserted against it any claim, refusal to pay or right of set-off, (C) an account debtor has refused to pay for any reason or with respect to which the Company or the Subject Business, such account debtor has become insolvent or bankrupt or (D) has been pledged to any third party;

               (viii) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Company or the Subject Business;

               (ix) any general uniform increase in the compensation of employees of the Company or the Subject Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Company or the Subject Business;

               (x) any change in the accounting methods or practices followed in connection with the Company or the Subject Business or any change in depreciation or amortization policies or rates theretofore adopted;

               (xi) any termination of employment of any key employee of the Company or the Subject Business listed on Annex A (each, a "Key Employee"), or any expression of intention by any Key Employee of the Company or the Subject Business to terminate such employment with the Company or the Subject Business;

               (xii) any agreement or commitment relating to the sale of any material fixed assets of the Company or the Subject Business;

               (xiii) any other transaction relating to the Company or the Subject Business other than in the ordinary course of the Company or the Subject Business and consistent with past practice; or

               (xiv) any agreement or understanding, whether in writing or otherwise, for the Company or the Subject Business to take any of the actions specified in items (i) through (xiii) above.

               (h) Tax Matters. (i) Except as set forth on Schedule 3.1(h), (A) all Taxes relating to the Company or the Subject Business required to be paid through the date hereof and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed in connection with the Company or the Subject Business prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of the Company or the Subject Business prior to the date hereof (collectively, "Returns") have been duly filed; (B) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Company and/or the Subject Business and any other information required to be shown therein; (C) all Taxes relating to the operations of the Company and/or the Subject Business that have been shown as due and payable on the Returns have been timely paid and filed or adequate provisions made to the books and records of the Company; (D) in connection with the Company and the Subject Business (x) the Company has made provision on the Company Balance Sheet for all Taxes payable for any periods that end on or before the Company Balance Sheet Date for which no Returns have yet been filed and for any periods that begin on or before the Company Balance Sheet Date and end after the Company Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Company Balance Sheet Date and (y) provision has been made for all Taxes payable for any periods that end on or before the date hereof for which no Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (E) no tax liens have been filed with respect to any of the assets of the Company or the Subject Business , and there are no pending tax audits of any Returns relating to the Company or the Subject Business; and (F) no deficiency or addition to Taxes, interest or penalties for any Taxes relating to the operation of the Company or the Subject Business has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Company was a member for which the Company could be liable).

                    (ii) The Company is not a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Code.


                    (iii) The  Company  has  provided  the  Buyer  with true and complete copies of all Federal, state and foreign Returns of the Company for the calendar years ending December 31, 1993, 1994 and 1995.

                    (iv) For purposes of this Agreement,  "Tax" means any of the
               Taxes and "Taxes"  means,  with  respect to any person or entity,
               (A) all Federal, state, local and foreign income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all Federal, state, local and foreign gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other Federal, state, local and foreign taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

               (i) Litigation, Etc. Except as set forth on Schedule 3.1(i), there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against the Company or in connection with the Subject Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company, its assets or affecting the Subject Business. The Company has delivered to the Buyer all documents and correspondence relating to matters referred to in said Schedule 3.1(i).

               (j) Compliance with Laws. The Company and the Subject Business have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders.


               (k) Accounts Receivable; Accounts Payable. (i) Except as set forth on Schedule 3.1(k), all of the accounts receivable owing to the Company in connection with the Subject Business as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of the Subject Business, the amounts of which are actually due and owing, and as of the date hereof there are no claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 3.1(k), as of the date hereof, there is (A) no account debtor or note debtor of the Subject Business delinquent in its payment by more than 60 days, (B) no account debtor or note debtor of the Subject Business who or which has refused to pay its obligations for any reason or is the subject of a bankruptcy proceeding and (C) no account receivable or note receivable of the Company pledged to any third party.

                    (ii) All accounts  payable and notes  payable by the Company to third parties arose in the ordinary course of business and, except as set forth in Schedule 3.1(k), there is no account payable or note payable past due or delinquent in its payment.

               (l) Labor Relations; Employees. Schedule 3.1(l) contains a true and complete list of the persons employed by the Company as of the date hereof (the "Employees"). Except as set forth on Schedule 3.1(l),
          (i) the Company is not delinquent in payments to any of the Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof or amounts required to be reimbursed to the Employees; (ii) upon termination of the employment of any of the Employees, neither the Company, the Subject Business nor the Buyer will by reason of anything done prior to the date hereof, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to Section 4980B of the Code or to any of the Employees for severance pay or any other payments; (iii) there is no unfair labor practice complaint against the Company or in connection with the Subject Business pending before the National Labor Relations Board or any comparable state, local or foreign agency; (iv) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company; (v) there is no collective bargaining agreement covering any of the Employees; and (vi) to the best knowledge of the Stockholders, no Employee or consultant is in violation of any (A) employment agreement, arrangement or policy between such person and any previous employer (private or governmental) or (B) agreement restricting or prohibiting the use of any information or materials used or being used by such person in connection with such person's employment by or association with the Company or the Subject Business.

               (m) Employee Benefit Plans. (i) Schedule 3.1(m) identifies each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or oral plans, programs, policies or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company or the Subject Business and any Employee or former employee of the Company or in connection with the Subject Business, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained or entered into by the Company or in connection with the Subject Business for the benefit of any Employee or former employee of the Company or in connection with the Subject Business under which the Company or any affiliate thereof has any present or future obligation or liability (the

          "Employee Plans"). The Company has provided the Buyer with true and complete age, salary, service and related data for Employees of the Company and in connection with the Subject Business.

                    (ii) Schedule 3.1(m) lists each employment, severance or
               other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits currently maintained by the Company or in connection with the Subject Business.

               (n) Insurance. Schedule 3.1(n) contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, health and other property and casualty forms of insurance held by the Company covering the assets, properties or operations of the Company and the Subject Business (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such policies of insurance are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are currently paid. The Company has not, during the last five fiscal years, been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Company or the Subject Business.

               (o) Real Property. Schedule 3.1(o) sets forth an accurate and complete legal description of the entire right, title and interest of the Company in and to all real property, together with all buildings, facilities, fixtures and improvements located on such real property, owned or leased by the Company (the "Real Property"), together with an accurate description of the title insurance policy or other evidence of title issued with respect thereto, the most current survey of such real property and a description of the use thereof. Other than the Real Property, the Company has no other interest (leasehold or otherwise) in real property used, held for use or intended to be used in the Subject Business. The Company possesses a valid leasehold interest in all Real Property leased by the Company.

               (p) Agreements, No Defaults, Etc. Except as set forth on Schedule 3.1(p), the Company is not a party to any:

                    (i) Contract for the  employment of any officer,  individual employee or other Person on a full-time, part-time, consulting or other basis;

                    (ii) Contract with any Affiliate of the Company;

                    (iii) Contract  relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of the Company;

                    (iv) Contract  relating to any  guarantee of any  obligation for borrowed money or otherwise;

                    (v) Contract with respect to the lending or investing of funds;

                    (vi) Contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights or confidential information;

                    (vii) Contract or group of related Contracts with the same party (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance of such products or services has a selling price in excess of $10,000;

                    (viii) Contract that prohibits it from freely engaging in business anywhere in the world;

                    (ix) other  Contract  (x) that is not  terminable  by either party without penalty upon not more than 30 days' advance notice and involves aggregate consideration in excess of $20,000 or (y) that involves aggregate consideration in excess of $25,000 (excluding in the case of clauses (x) and (y) above any purchase order entered into in the ordinary course of business which is to be completed within three months of entering into such purchase orders); or

                    (x) other Contract material to the Subject Business.

     As used herein, "Contract" means any (written or oral) loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license. Except as set forth in on Schedule 3.1(p), there are no vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities owned or operated by the Company for executive, administrative or sales purposes or any social club memberships owned or paid for by it. Except as set forth on Schedule 3.1(p), the Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any material respect under any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by the Company of any of the foregoing. The

     Company has furnished to the Buyer true and complete copies of all Contracts listed on Schedule 3.1(p) or complete descriptions of all material terms of any oral Contracts listed on such schedule.

          (q) Brokers. No agent, broker, investment banker, or other Person acting on behalf of the Company or under the authority of the Company is or will be entitled to any fee or commission directly or indirectly from the Buyer (or the Company in the event the transactions contemplated hereby do not occur) in connection with any of the transactions contemplated hereby.

          (r) Burdensome Restrictions. Except as set forth on Schedule 3.1(r), neither the Company nor the Subject Business is bound by any oral or written agreement or contract which by its terms prohibits it from operating the Company or the Subject Business (or any material part thereof).

          (s) Disclosure. Neither the Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Buyer by or on behalf of the Company and the Stockholders in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on
     Schedule 3.1(s), there have been no events or transactions, or information which has come to the attention of the Company or the Stockholders, which, as they relate directly to the Company or the Subject Business, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Company or the Subject Business.

     3.2. Representations and Warranties of the Stockholders. Each of the Stockholders hereby severally represents and warrants to the Buyer as follows:

          (a) Authority, Enforceability, No Violation, Etc. Such Stockholder has the full and absolute power to sell the Shares and enter into this Agreement and the Transaction Documents to which it is a party as contemplated hereby, to perform its obligations under this Agreement and each Transaction Document, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Stockholder of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement and each Transaction Document to which such Stockholder is a party has been duly and validly executed and delivered by such Stockholder and is a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution, delivery and/or performance by the Stockholder of this Agreement or any Transaction Document to which it is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Stockholder with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the Company's Formation Documents, (ii) to the best knowledge of such Stockholder, violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental authority, in each case applicable to such Stockholder, the Shares or the Company, or (iii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which such Stockholder, the Company or the Subject Business is a party or by which they or any of their respective properties or assets may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof). Except as set forth on Schedule 3.2(a), no filing with, and no permit, authorization, consent or approval of, any Person (private or public) is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement and the Transaction Documents.

          (b) Record Ownership. Such Stockholder is the lawful owner, of record and beneficially, of the Shares listed opposite such Stockholder's name on
     Schedule I hereto and has good title to such Shares, free and clear of any and all Encumbrances. Such Stockholder acquired the Shares in one or more transactions exempt from registration under the Securities Act of 1933, as amended. Upon the sale by such Stockholder to the Buyer of the Shares at the Closing in accordance with the terms hereof, the Shares owned by such Stockholder will be transferred to the Buyer, free and clear of all Encumbrances.

          (c) FIRPTA Affidavit. Such Stockholder is not a foreign person within the meaning of Section 1445-2(b) of the regulations promulgated under
     Section 1445 of the Code and will deliver to the Buyer prior to the Closing Date a true and accurate certificate so stating which shall comply in all respects with Section 1445-2(b)(2)(i) of such regulations.

          (d) Brokers. No agent, broker, investment banker, or other Person acting on behalf of such Stockholder or under the authority of such Stockholder is or will be entitled to any fee or commission directly or indirectly from the Buyer (or the Company in the event the transactions contemplated hereby do not occur) in connection with any of the transactions contemplated hereby.

     3.3. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Stockholders as follows:

          (a) Authority, Enforceability, No Violation, Etc. The Buyer has full and absolute power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations under this Agreement and each such Transaction Document, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and each Transaction Document to which the Buyer is a party is a valid and binding obligation of the Buyer, enforceable against it in accordance with the terms thereof. Neither the execution, delivery or performance by the Buyer of this Agreement or any Transaction Document to which it is a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby nor compliance by the Buyer with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the Buyer's certificate of incorporation or bylaws,
     (ii) violate any material law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Buyer or its assets, or (iii) conflict with or result in a default or breach of any provision of any contract or agreement to which the Buyer is a party or by which its assets may be bound. Except as set forth on Schedule 3.3(a), no filing with, and no permit, authorization, consent or approval of, any Person (private or public) is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement and the Transaction Documents.

          (b) Organization, Good Standing and Power. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

          (c) Capitalization. (A) The total authorized capital of the Buyer consists of 25,000,000 shares of common stock, of which 11,462,459 shares are issued and outstanding, and 9,233,049 shares of preferred stock, of which (i) 999,999 shares of Series A Convertible Preferred Stock, (ii) 2,000,001 shares of Series B Convertible Preferred Stock, (iii) 254,999 shares of Series C Convertible Preferred Stock, (iv) 188,072 shares of Series D Convertible Preferred Stock, and (v) 741,669 shares of

     Series E Convertible Preferred Stock are all issued and outstanding. Each of the outstanding shares of capital stock has been duly and validly authorized and issued, is fully paid for and non-assessable, and was issued in compliance with all applicable Federal and state securities laws.

               (B) The Buyer has taken all action necessary or appropriate to duly authorize the creation, issuance and sale of the common stock to be issued hereunder. Such shares of common stock, when issued, sold and delivered, as provided for herein and in the Restricted Stock Agreements, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership of the shares. The issuance of such shares of common stock will not violate any preemptive or similar right of any person.

          (d) Financial Information. Schedule 3.3(d) contains the unaudited statements of assets, liabilities and stockholders' equity of the Management Business as of the date set forth therein (the "Buyer Balance Sheet"; and the date thereof being referred to as the "Buyer Balance Sheet Date"), and the related unaudited statements of revenue and expenses for the periods then ended (including the notes thereto and other financial information included therein) (collectively, the "Buyer Unaudited Financial Statements"). The Buyer Unaudited Financial Statements (i) were prepared in accordance with the books and records of the Management Business, and (ii) fairly present the financial position of the Management Business as of the dates thereof.

          (e) Absence of Undisclosed Liabilities. Except as set forth on
     Schedule 3.3(e), as of the Buyer Balance Sheet Date, (i) the Management Business did not have any material liability of any nature required to be disclosed on a balance sheet (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Buyer Balance Sheet, (ii) all liability reserves established by the Management Business on the Buyer Balance Sheet were adequate and (iii) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for or disclosed on the Buyer Balance Sheet.

          (f) Absence of Changes. Except as set forth on Schedule 3.3(f), since the Buyer Balance Sheet Date, the Management Business has been operated in the ordinary course and consistent with past practice and there has not been:

               (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, results of operations, earnings, business or prospects of the Management Business;

               (ii) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Management Business;

               (iii) any obligation or liability (whether absolute, accrued,

          contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Management Business other than such items created or incurred in the ordinary course of the Management Business and consistent with past practice;

               (iv) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Management Business outside the ordinary course of the Management Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

               (v) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset of the Management Business except in the ordinary course of the Management Business and consistent with past practice;

               (vi) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Management Business;

               (vii) any change in the accounting methods or practices followed in connection with the Management Business or any change in depreciation or amortization policies or rates theretofore adopted;

               (viii) any other transaction relating to the Management Business other than in the ordinary course of the Management Business and consistent with past practice; or

               (ix) any agreement or understanding, whether in writing or otherwise, for the Management Business to take any of the actions specified in items (i) through (viii) above.

          (g) Litigation, Etc. Except as set forth on Schedule 3.3(g), there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Buyer, threatened against the Buyer or in connection with the Management Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which, if adversely determined, could have a material adverse effect on the Buyer or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Buyer its assets or affecting the Management

     Business.

          (h) Compliance; Governmental Authorizations. The Buyer and the Management Business shall have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Buyer has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Management Business, the lack of which would have a material adverse effect on the Buyer's ability to operate the Management Business after the date hereof on substantially the same basis as presently operated, and such licenses and permits are in full force and effect. To the best knowledge of the Buyer, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

          (i) Employees. Except as set forth on Schedule 3.3(i), the Buyer is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them through the date hereof.

          (j) Insurance. The Buyer has obtained such policies of insurance as are usual and customary for businesses of the type conducted by the Buyer. All such policies of insurance are valid and enforceable policies, and all premiums with respect thereto are currently paid.

          (k) Burdensome Restrictions. Except as set forth on Schedule 3.3(k), neither the Buyer nor the Management Business is bound by any oral or written agreement or contract which by its terms prohibits it from conducting the Buyer or the Management Business (or any material part thereof).

          (l) Disclosure. Neither the Buyer Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Medical Group by or on behalf of the Buyer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          (m) Brokers. No agent, broker, investment banker, or other Person acting on behalf of the Buyer or under the authority of the Buyer is or will be entitled to any fees a certificate certifying that the representations reasonably be expected to have a material adverse effect on the Company.

                                   ARTICLE IV

                              CONDITIONS OF CLOSING

     4.1. Conditions to Obligation of the Buyer. The obligation of the Buyer to perform this Agreement is subject to the satisfaction of the following conditions, unless waived in writing by the Buyer:

          (a) Authorization. All corporate or other action necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the Stockholders and the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been duly and validly taken by the Company and the Stockholders, and the Company and the Stockholders shall have full power and authority to enter into and consummate the transactions contemplated by this Agreement and the Transaction Documents.

          (b) Performance of Obligations. The Company and the Stockholders shall deliver to the Buyer a certificate certifying that the Company and the Stockholders have performed and complied in all material respects with all agreements and obligations and satisfied all conditions required to be performed, complied with or satisfied by each of them under this Agreement and the Transaction Documents prior to or at the Closing.

          (c) Representations and Warranties. The Stockholders shall deliver to the Buyer a certificate certifying that the representations and warranties of the Company and the Stockholders set forth in Section 3.1 and the representation and warranties of the Stockholders set forth in Section 3.2 of this Agreement shall be true and correct in all material respects as of the date of this Agreement.

          (d) No Litigation or Legislation. There shall not be any statute, rule or regulation which makes the transactions contemplated by this Agreement and the Transaction Documents illegal or otherwise prohibited or any pending or threatened investigation, hearing, order, decree or judgment enjoining or seeking to enjoin the performance of this Agreement or the Transaction Documents and the transactions contemplated hereby or thereby.

          (e) Consents. The Company and the Stockholders shall have received all third party consents and approvals required in connection with the transactions contemplated hereby.

          (f) Stockholder Certificates. The Buyer shall have received from each Stockholder the certificates representing the Shares owned by such Stockholder duly endorsed in blank and in proper form for transfer to the Buyer.

          (g) Amendment of Articles. The Company shall have delivered to the Buyer evidence of the amendment of its articles of incorporation changing
     (i) the form of the Company from a Pennsylvania professional corporation to a Pennsylvania business corporation and (ii) its name, which amendment shall be satisfactory to the Buyer and its counsel.

          (h) Absence of Changes. No fact, condition or event shall have occurred which has had or could reasonably be expected to have a material adverse effect on the Company.

          (i) Restricted Stock Agreement. Each of the Stockholders shall have executed and delivered to the Buyer a Restricted Stock Agreement, in substantially the form of Exhibit A attached hereto.

          (j) Stockholder Non-Competition Agreement. Each of the Stockholders shall have executed and delivered to the Buyer a Stockholder
     Non-Competition Agreement, in substantially the form of Exhibit B attached hereto.

          (k) Opinion of Counsel to the Company. The Buyer shall have received an opinion dated the Closing Date from Hourigan, Kluger & Quinn, counsel to the Company and the Stockholders, in substantially the form of Exhibit C hereto.

          (l) Due Diligence. The Buyer shall have completed its due diligence review of (i) the business, assets and liabilities of the Company and (ii) the Shares being transferred hereunder, and the Buyer and its counsel shall be satisfied, in their sole discretion, with the results of such due diligence.

          (m) Company Liabilities. The Buyer shall receive evidence satisfactory to the Buyer that as of the Closing the only liabilities of the Company are those set forth on Schedule II, and that no other accounts payable or other liabilities of the Company exist as of the Closing Date.

     4.2. Conditions to Obligation of the Stockholders. The obligation of the Stockholders to perform this Agreement is subject to the satisfaction of the following conditions, unless waived by the Stockholders:

          (a) Authorization. All corporate or other action necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents by the Buyer and the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been duly and validly taken by the Buyer and the Buyer shall have full power and authority to enter into and consummate the transactions contemplated by this Agreement and the Transaction Documents.

          (b) Performance of Obligations of the Buyer. The Buyer shall have performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed, complied with and satisfied by it under this Agreement and the Transaction Documents prior to or at the Closing.

          (c) Amendment of Management Services Agreement. Immediately following the closing of the transactions contemplated hereunder, the Buyer shall cause the Company to enter into an amendment to the Management Services Agreement, in substantially the form of Exhibit D attached hereto.

          (d) Restricted Stock Agreement. The Buyer shall have executed and delivered to each Stockholder a Restricted Stock Agreement.



                                    ARTICLE V

                                 INDEMNIFICATION

     5.1. Definitions. As used in this Article V and elsewhere in this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person;

          (b) "Buyer Group" means and includes the Buyer, its Affiliates, their respective directors, officers, stockholders, employees, agents and representatives (including, after the Closing, the Company) and any of their respective successors and assigns; and

          (c) "Indemnified Persons" means the Buyer Group or the Stockholder Group, as applicable;

          (d) "Indemnifying Persons" means the Buyer or the Stockholders, as applicable;

          (e) "Losses" means the amount of any loss, obligation, liability, damage, cost, expense, claims, actions or causes of action (including reasonable attorneys' fees and expenses) sustained or suffered by an Indemnified Person;

          (f) "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability corporation or partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof;

          (g) "Stockholder Group" means and includes each of the Stockholders, their Affiliates and any of their successors and assigns (excluding the Buyer).

     5.2. Indemnification by the Stockholders. (a) Subject to the limitations contained herein, each of the Stockholders and their respective heirs, estate and assigns shall severally indemnify and hold harmless the Buyer Group against any and all Losses which the Buyer Group (or any member thereof) may suffer, sustain or become subject to as the result of:

               (i) the untruth, inaccuracy or breach of any representation or warranty of such Stockholder contained in Section 3.2 of this Agreement or any Transaction Document or in any certificate, instrument or agreement delivered by such Stockholder pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby; or

               (ii) the breach by such Stockholder of any covenant or agreement to be performed by such Stockholder contained in or made pursuant to this Agreement or any Transaction Document or in any certificate, instrument or agreement delivered by such Stockholder pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby; or

               (iii) all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses), incurred by the Buyer Group in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Section 5.2(a) or in connection with the enforcement by the Buyer Group (or any member thereof) of its rights under this Section 5.2(a).

          (b) Subject to the limitations contained herein, the Stockholders and their respective heirs, estates and assigns shall jointly and severally indemnify and hold harmless the Buyer Group against any and all Losses which it (or any member thereof) may suffer, sustain or become subject to as the result of:

               (i) any Taxes imposed on the Company by any Federal, state, local or foreign authority or taxing jurisdiction or any reasonable attorneys', accountants' and other professional fees and expenses sustained, suffered or incurred by the Company or the Buyer Group, or any member thereof, relating to periods on or prior to the Closing Date; or

               (ii) the untruth, inaccuracy or breach of any representation or warranty of the Company and the Stockholders contained in Section 3.1 of this Agreement or any Transaction Document or in any certificate, instrument or agreement delivered by the Company pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby; or

               (iii) any liabilities and obligations of the Company or any Stockholder for fees, costs and expenses relating to or arising out of the execution, delivery and performance by the Company and any such Stockholder of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby, including, without limitation, legal and accounting fees and expenses and taxes incurred by the Company and the Stockholders; or

               (iv) the breach of any covenant or agreement of the Company contained in or made pursuant to this Agreement or any Transaction Document or in any certificate, instrument or agreement delivered by the Company pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby; or

               (v) any liabilities and obligations arising out of any medical malpractice claims against the Company or any Stockholder initiated or filed on or before the Closing Date or at any time thereafter whether or not covered by insurance; or

               (vi) [subject to due diligence review]; or

               (vii) all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses), incurred by the Buyer Group in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Section 5.2(b) or in connection with the enforcement by the Buyer Group of its rights under this Section 5.2(b).

No claim, demand, suit or cause of action shall be brought against the Stockholders under or pursuant to this Section 5.2 with respect to the representations and warranties set forth in Sections 3.1 and 3.2 hereof unless the Buyer Group, or any of its members, at any time prior to the Survival Date (as hereinafter defined), gives the Stockholders prompt written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement or any Transaction Document. Upon the giving of such written notice as aforesaid, the Buyer Group, or any of its members, shall have the right to commence legal proceedings for the enforcement of its or their rights under this Agreement and the Transaction Documents.

     5.3. Indemnification by Buyer. Subject to the limitations contained herein, the Buyer shall indemnify the Stockholder Group against any Losses which the Stockholder Group may suffer, sustain or become subject to as the result of:

          (a) the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of the Buyer contained in or made pursuant to this Agreement or any Transaction Document or in any certificate, instrument or agreement delivered by the Buyer pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby; and

          (b) all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses), incurred by the Stockholder Group in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Section 5.3 or in connection with the enforcement by the Stockholder Group of its rights under this
     Section 5.3.

No claim, demand, suit or cause of action shall be brought against the Buyer under or pursuant to this Section 5.3 with respect to the representations and warranties set forth in Sections 3.3 hereof unless the Stockholder Group, or any of its members, at any time prior to the Survival Date (as hereinafter defined), gives the Buyer prompt written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement or any Transaction Document. Upon the giving of such written notice as aforesaid, the Stockholder Group, or any of its members, shall have the right to commence legal proceedings for the enforcement of its or their rights under this Agreement and the Transaction Documents.

     5.4. Notice and Defense of Third Party Claims. The obligations and liabilities of the Indemnifying Persons under Sections 5.2 and 5.3 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:


          (a) The Indemnified Persons shall give written notice to the Indemnifying Persons of any claim which might give rise to a claim by the Indemnified Persons against the Indemnifying Persons based on the indemnity agreement contained in

     Sections 5.2 or 5.3, stating the nature and basis of such claim and the amount thereof, to the extent known (including any claim arising out of any inquiry, audit or investigation by the Internal Revenue Service or any other governmental authority with respect to Taxes).

          (b) In the event any action, suit or proceeding is brought against any Indemnified Person, with respect to which the Indemnifying Persons may have liability under the indemnity agreement contained in Sections 5.2 or 5.3, the action, suit or proceeding shall, upon the written agreement of the Indemnifying Persons that they are obligated to indemnify under the indemnity agreement contained in Sections 5.2 or 5.3, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the Indemnifying Persons; provided, however, that the Indemnified Persons shall have the right to employ their own counsel in such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Persons unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Persons in connection with the defense of such action, suit or proceeding,
     (ii) the Indemnifying Persons shall not have agreed, promptly after the notice to them provided in Section 5.4(a) above, that they are obligated to indemnify under the indemnity agreement contained in Sections 5.2 or 5.3 or shall not have taken all reasonable actions in connection with such obligation in a timely fashion, (iii) the Indemnified Persons shall have reasonably concluded that such action, suit or proceeding mainly involves matters beyond the scope of the indemnity agreement contained in Sections
     5.2 or 5.3 or (iv) the Indemnified Persons shall have reasonably concluded that a potential conflict exists or a defense is potentially available to them which is not available to the Indemnifying Persons, in any of which events the Indemnifying Persons shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnified Persons and that portion of such fees and expenses reasonably related to matters covered by the indemnity agreement contained in Sections 5.2 and
     5.3 shall be borne by the Indemnifying Persons. The Indemnified Persons shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not they are so represented. The Indemnifying Persons shall make available to the Indemnified Persons and their attorneys and accountants all books and records of the Indemnifying Persons relating to such proceedings or litigation. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding, and, in connection therewith, if the Indemnifying Persons shall have assumed the defense of any action, suit or proceeding brought or commenced by the Internal Revenue Service or any other governmental authority with respect to Taxes, the Indemnified Persons will provide the Indemnifying Persons with such powers of attorney and other similar instruments of authority as the parties agree may be necessary to facilitate the Indemnifying Persons' representation of the Indemnified Persons in such action, suit or proceeding.

          (c) The Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

     5.5. Remedies Cumulative; Right of Set-Off. The remedies provided for in this Article V shall be cumulative and shall not be deemed an election of remedies or preclude assertion by the Buyer Group of any other rights or the seeking of any other remedies against the Indemnifying Persons. The Buyer Group, or any of them, shall have, without need for any other action to be taken, the express right to set-off, with or without notice, any indemnifiable losses incurred by any member of the Buyer Group against any and all payments due to any Stockholder under this Agreement, any Transaction Document and the Restricted Stock Agreement. The parties hereto agree that such right of set-off shall be in addition to, and not in lieu of, all other remedies available to the Buyer Group, and that such right of set-off shall not be considered an election of remedies, and in connection with the foregoing, the Stockholders expressly agree not to claim or assert a defense based on the election of remedies. Each of the Stockholders expressly agrees that all of the Stockholders liabilities for payments due to the Buyer Group pursuant to this Article V shall be joint and several, and that each Stockholder shall be fully responsible for the payment obligations of all Stockholders.

     5.6. Survival of Representations and Warranties, Etc. Subject to the further provisions of this Article V, the representations and warranties of the Stockholders contained in Sections 3.1 and 3.2 and the representations and warranties of the Buyer contained in Section 3.3 shall survive the Closing and shall terminate on the fourth anniversary of the Closing Date; provided, however, that the representations and warranties of the Stockholders set forth in Sections 3,1(a), 3.1(c), 3.1(d), 3.2(a) and 3.2(b) shall survive the Closing and remain in full force and effect as provided by law and that the representations and warranties of the Stockholders set forth in Section 3.1(h) shall survive the Closing until the expiration of the statute of limitations, if any, applicable to the matters set forth therein. Except as otherwise expressly provided in this Agreement, all agreements and covenants contained in this

Agreement (including, but not limited to, the indemnification agreements contained herein) shall survive the Closing and remain in full force and effect as provided by applicable law. For convenience of reference, the date upon which any representation, warranty, agreement or covenant shall terminate, if any, shall be referred to as the "Survival Date."

                                   ARTICLE VI

                                  MISCELLANEOUS


     6.1. Expenses. Each of the Company and the Stockholders, on the one hand, and the Buyer, on the other hand, shall pay their respective expenses in connection with the preparation of and consummation of the transactions contemplated by this Agreement; provided that the Stockholders shall be responsible for any and all expenses of the Company or the Stockholders that remain unpaid as of the Closing Date.

     6.2. Purchase Price Adjustment. In the event that the Fair Market Value (as hereinafter defined) of a share of Buyer Common Stock, determined as of the first anniversary of the date hereof (the "Determination Date"), is less than $6.00 (such difference, if any, being referred to herein as the "Per Share Deficiency Amount"), the Buyer shall pay to the Stockholders an aggregate amount (the "Additional Purchase Price") equal to the Per Share Deficiency Amount multiplied by 176,814. The Additional Purchase Price shall be payable by the Buyer to the Shareholders in cash not later than 30 days after the Determination Date and such amount shall be divided equally among the Shareholders.

     6.3. Entire Agreement; Amendment. (a) This Agreement and the Exhibits and Schedules attached hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect thereto.

          (b) This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the parties hereto.

     6.4. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this

Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.5. Descriptive Headings; Number and Gender. (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (b) Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

     6.6. Public Announcements. The parties will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and no party will issue any such press release or any such public statement prior to such consultation and the agreement of the other party, except as may be required by law.

     6.7. Notices. All notices or other communications which are required hereunder or otherwise delivered in connection herewith shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Buyer, to:

                    I BMJ Medical  Management,  Inc.
                    4800 N.  Federal  Highway, Suite 104-D
                    Boca Raton,  Florida 33431
                    Attention:  Naresh Nagpal,
                    M.D. Telephone: (561) 591-1311
                    Telecopier: (561) 591-1389;

            with a copy to:

                    O'Sullivan Graev & Karabell,  LLP
                    30 Rockefeller  Plaza 41st Floor

                    New York,  New York 10112
                    Attention:  Jeffrey  Held,  Esq.
                    Telephone: (212) 408-2417
                    Telecopier: (212) 408-2420;

            if to the Company, to:

                    Valley  Sports   Surgeons,   Inc.
                    1230 South Cedar Crest Boulevard Suite 101 Allentown, Pennsylvania 18017
                    Attention: David Sussman, M.D.
                    Telephone:  (610) 820-5200
                    Telecopier:  (610) 820-0359; and

            if to any Stockholder, to him or her at the address listed beneath his or her name on Schedule I hereto;

            with a copy to:

                    Hourigan,  Kluger  & Quinn
                    700  Mellon  Bank  Center
                    8 West Market  Street
                    Wilkes-Barre,   Pennsylvania   18701
                    Attention: Terrence J. Herron,  Esq.
                    Telephone:  (717) 825-9401
                    Telecopier: (717) 829-3460;

or to such other address as any party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be effective upon receipt.

     6.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

     6.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

     6.10. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by the Stockholders without the consent of the Buyer. The Buyer may, without the consent of the Stockholders, collaterally assign this Agreement to a financial or lending institution providing financing to the Buyer; provided, however, that no such assignment shall release the Buyer from its obligations hereunder.

                                      * * *

     IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase Agreement to be executed on the day and year first written above.

                                       BMJ MEDICAL MANAGEMENT, INC.


                                       By: /s/ Naresh Nagpal, M.D.
                                          -------------------------------------
                                          Naresh Nagpal, M.D.
                                          President and Chief Executive
                                          Officer

                                        STOCKHOLDERS:


                                        /s/ George Arangio, M.D.
                                        ---------------------------------------
                                        George Arangio, M.D.


                                        /s/ Thomas DiBenedetto, M.D.
                                        ---------------------------------------
                                        Thomas DiBenedetto, M.D.


                                        /s/ Neal Stansbury, M.D.
                                        ---------------------------------------
                                        Neal Stansbury, M.D.


                                        /s/ David Sussman, M.D.
                                        ---------------------------------------
                                        David Sussman, M.D.


                                        /s/ Prodromos Ververeli, M.D.
                                        ---------------------------------------
                                        Prodromos Ververeli, M.D.



                                        VALLEY SPORTS SURGEONS, INC.

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                      Schedule I

                         Stockholders; Record Ownership;
                                 Share Exchange


===============================================================================
           Stockholder                 Shares of Company       Shares of Parent
         Name and Address                Common Stock            Common Stock

--------------------------------------------------------------------------------
George Arangio, M.D.                          60                    100,650
327 N. Marshall Street
Allentown, PA  18104
Telecopier:___________
--------------------------------------------------------------------------------
Thomas DiBenedetto, M.D.                      60                    100,650
5534 Heather Lane
Orefield, PA  18069
Telecopier:___________
--------------------------------------------------------------------------------
Neal Stansbury, M.D.                          60                    100,650
2867 Apple Valley Estates
Orefield, PA  18069
Telecopier:___________
--------------------------------------------------------------------------------
David Sussman, M.D.                           60                    100,650
214 N. 31st Street
Allentown, PA  18104
Telecopier:___________
--------------------------------------------------------------------------------
Prodromos Ververeli, M.D.                     60                    100,650
3660 Briarwood Lane
Allentown, PA  18103
Telecopier:___________
================================================================================

                                                                     Schedule II

                               Company Liabilities


                                 [See Attached.]

                                                                       EXHIBIT A

                           Restricted Stock Agreement


                                  See Attached.

                                                                       EXHIBIT B

                      Stockholder Non-Competition Agreement


                                  See Attached.

                                                                       EXHIBIT C

                          Form of Opinion of Counsel to
                        the Company and the Stockholders


                                  See Attached.

                                                                       EXHIBIT D

                                  Amendment to
                          Management Services Agreement


                                  See Attached.